Exhibit 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Tim Gargaro
Exide Technologies
678-566-9000
tim.gargaro@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES PROVIDES FISCAL 2005 RESULTS

Alpharetta, Ga. – (June 30, 2005) – Exide Technologies (NASDAQ: XIDE, www.exide.com) a global leader in stored electrical-energy solutions, announced today that it had filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 on June 29, 2005.

On a combined basis, as noted in the Form 10-K the Company reported net sales of $2.69 billion in fiscal 2005 compared with $2.5 billion in fiscal 2004. This increase was principally attributable to currency benefits and lead-related pricing actions.

Net income as reported (including the effect of Fresh Start accounting) was $1,281.6 million in fiscal 2005 compared with a net loss of $114.1 million in fiscal 2004.

The Company, as it has said in the past, uses adjusted EBITDA here as a key measure of our operational financial performance, and it is also a key element of the covenants in its bank agreements. This measure underlies the Company’s operational performance and excludes the nonrecurring impact of the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. The Company’s adjusted EBITDA definition also adjusts reported earnings for losses from discounts on sales of accounts receivable, the effect of noncash currency remeasurement gains or losses, the noncash gain or loss from revaluation of the Company’s warrants liability and noncash gains or losses on asset sales.

The Company’s final results were at the higher end of the preliminary expectations announced to the investment community on May 16, 2005. At that time, the Company provided an expectation that it would report adjusted EBITDA (in the range of $100-107 million). The Company’s actual results reported for the fiscal year ended March 31, 2005 reflect adjusted EBITDA of $105.7 million.

The Company also indicated that as a result of securing the amendment of its Credit Agreement, announced yesterday, certain debt obligations amounting to approximately $600 million, which had been classified as current in the consolidated balance sheet as of March 31, 2005, would be reclassified as non-current in future filings.

The Company plans to conduct a conference call in July to provide the investment community with a business update. The date and time of the call will be provided in advance of the call.

# # #

Exide Technologies
Adjusted EBITDA Reconciliation by Segment
Fiscal Year Ended March 31, 2005
(in millions)
Fiscal Year Ended March 31, 2005	Transportation		Industrial Energy
	North America	Europe and ROW	North America	Europe and ROW	Other	Total	Successor Company	Predecessor Company	Total
Net income (loss)	$(104.8)	$(105.5)	$(19.5)	$(95.8)	$1,607.2	$1,281.6	$(467.0)	$1,748.6	$1,281.6
Interest expense, net	—	—	—	—	51.5	51.5	42.7	8.8	51.5
Income tax provision (benefit)	—	—	—	—	11.7	11.7	14.2	(2.5)	11.7
Fresh Start accounting adjustments, net	—	—	—	—	(228.4)	(228.4)	—	(228.4)	(228.4)
Gain on discharge of liabilities subject to compromise	—	—	—	—	(1,558.8)	(1,558.8)	—	(1,558.8)	(1,558.8)
EBIT (excluding Fresh Start adjustments and gain on discharge of liabilities subject to compromise)	(104.8)	(105.5)	(19.5)	(95.8)	(116.8)	(442.4)	(410.1)	(32.3)	(442.4)
Depreciation and amortization	26.5	32.3	10.6	33.6	13.6	116.6	108.7	7.9	116.6
Goodwill impairment	122.0	112.2	37.4	116.9	—	388.5	388.5	—	388.5
Reorganization items, net	—	—	—	—	30.0	30.0	11.6	18.4	30.0
Restructuring and impairment	3.6	26.7	—	8.1	4.7	43.1	42.5	0.6	43.1
Other restructuring costs included in general and administrative expenses	0.7	—	0.1	1.2	3.0	5.0	5.0	—	5.0
Currency remeasurement loss (gain)	—	—	—	—	3.7	3.7	(2.6)	6.3	3.7
Loss on revaluation of foreign currency forward contract	—	—	—	—	13.2	13.2	13.2	—	13.2
Unrealized gain on revaluation of warrants	—	—	—	—	(63.1)	(63.1)	(63.1)	—	(63.1)
Loss (gain) on sale of capital assets	0.1	(0.1)	0.1	5.4	2.1	7.6	7.6	—	7.6
Non-cash increase in cost of sales from Fresh Start inventory step-up	0.9	1.0	0.2	1.4	—	3.5	3.5	—	3.5
Other non-cash losses (gains)	1.5	2.4	0.6	(1.8)	(2.7)	—	—	—	—
Adjusted EBITDA	$50.5	$69.0	$29.5	$69.0	$(112.3)	$105.7	$104.8	$0.9	$105.7

Exide Technologies
Adjusted EBITDA Reconciliation by Segment
Fiscal Year Ended March 31, 2004
(in millions)
Fiscal Year Ended March 31, 2004	Transportation		Industrial Energy
	North America	Europe and ROW	North America	Europe and ROW	Other	Total
Net income (loss)	$63.0	$75.7	$14.4	$4.4	$(271.6)	$(114.1)
Interest expense, net	—	—	—	—	99.0	99.0
Income tax provision (benefit)	—	—	—	—	3.3	3.3
EBIT	63.0	75.7	14.4	4.4	(169.3)	(11.8)
Depreciation and amortization	23.8	24.4	12.6	26.8	10.2	97.8
Reorganization items, net	—	—	—	—	67.0	67.0
Restructuring and impairment	2.0	8.5	—	38.4	3.8	52.7
Other restructuring costs included in general and administrative expenses	—	—	—	—	0.8	0.8
Currency remeasurement loss (gain)	—	—	—	—	(43.8)	(43.8)
Loss (gain) on sale of capital assets	(1.9)	0.1	(1.5)	(1.9)	(4.5)	(9.7)
Minority interest	—	—	—	—	0.5	0.5
Cumulative effect of change in accounting principle	—	—	—	—	15.6	15.6
Losses on sales of accounts receivable	—	—	—	—	11.3	11.3
Other non-cash losses (gains)	—	—	—	—	—	—
Adjusted EBITDA	$86.9	$108.7	$25.5	$67.7	$(108.4)	$180.4

Exide Technologies
Adjusted EBITDA Reconciliation by Segment
Fiscal Year Ended March 31, 2003
(in millions)
Fiscal Year Ended March 31, 2003	Transportation		Industrial Energy
	North America	Europe and ROW	North America	Europe and ROW	Other	Total
Net income (loss)	$63.7	$82.6	$4.6	$(5.4)	$(286.4)	$(140.9)
Interest expense, net	—	—	—		105.8	105.8
Income tax provision (benefit)	—	—	—	—	27.0	27.0
EBIT	63.7	82.6	4.6	(5.4)	(153.6)	(8.1)
Depreciation and amortization	25.9	20.4	12.0	22.6	10.9	91.8
Goodwill impairment	—	—	—	37.0		37.0
Reorganization items, net	—	—	—	—	36.4	36.4
Restructuring and impairment	5.1	5.6	4.8	9.6	0.6	25.7
Other restructuring costs included in general and administrative expenses	—	0.2	—	2.1		2.3
Currency remeasurement loss (gain)	—	—	—	—	(22.8)	(22.8)
Loss (gain) on sale of capital assets	—	—	—	(0.2)	(0.8)	(1.0)
Minority interest	—	—	—	—	0.2	0.2
Losses on sales of accounts receivable	—	—	—	—	12.0	12.0
Other non-cash losses (gains)	(2.2)	0.6	(1.2)	3.0	3.9	4.1
Adjusted EBITDA	$92.5	$109.4	$20.2	$68.7	$(113.2)	$177.6

About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, is available at www.exide.com.

Forward Looking Statements
Except for historical information, this report may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) adverse reactions by creditors, vendors, customers, and others to the going-concern qualification contained in the audit report in the Company’s 10-K for fiscal year 2005; (ii) the Company’s the Company’s ability to implement business strategies and restructuring plans, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs and the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vi) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (vii) the Company’s exposure to fluctuations in interest rates on its variable debt, (vii) general economic conditions, (viii) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, and (ix) our ability to attract and retain key personnel. Some of the factors contained herein, and other factors, are enumerated in further detail in the Company’s most recent Form 10-K filed on June 29, 2005.

Therefore, the Company cautions each reader of this press release carefully to consider those factors hereinabove set forth, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.